Exhibit 4.6

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(as Obligor)

and

U.S. BANK NATIONAL ASSOCIATION
(as Trustee)

Form of [            ] Supplemental Indenture

Dated as of [            ], 20[    ]

[    ]% Senior Notes due 20[    ]

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.1	Definitions	1

ARTICLE II

TERMS OF THE NOTES

SECTION 2.1	Title	1
SECTION 2.2	Aggregate Principal Amount	1
SECTION 2.3	Maturity	1
SECTION 2.4	Interest	1
SECTION 2.5	Place of Payment	2
SECTION 2.6	Optional Redemption	2
SECTION 2.7	Change of Control Repurchase	2
SECTION 2.8	Issue Date	2
SECTION 2.9	Issue Price	2
SECTION 2.10	Definitive and Global Notes	2
SECTION 2.11	Denomination	2
SECTION 2.12	Defeasance and Discharge of Covenants upon Deposit of Moneys, U.S. Government Obligations	2
SECTION 2.13	Events of Default	2
SECTION 2.14	Limitation on Liens	2

THIS [            ] SUPPLEMENTAL INDENTURE, between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Obligor”), having its principal office at 5 Dakota Drive, Lake Success, New York, 11042, and U.S. Bank National Association, as trustee (the “Trustee”), is made and entered into as of this [    ] day of [            ], 20[    ].

RECITALS OF THE OBLIGOR

WHEREAS, the Obligor and the Trustee executed and delivered an Indenture dated as of May 29, 2007, to provide for the issuance by the Obligor from time to time of debt securities;

WHEREAS, capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Indenture;

WHEREAS, pursuant to a board resolution, the Obligor has authorized the issuance of $[            ] million of its [    ]% Senior Notes due 20[    ] (the “Senior Notes”); and

WHEREAS, the Obligor desires to establish the terms of the Senior Notes in accordance with Section 2.01 of the Indenture;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. For all purposes of this [            ] Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“[            ] Supplemental Indenture” means this [            ] Supplemental Indenture, as amended or supplemented from time to time.

“Senior Notes” has the meaning assigned in the Recitals.

ARTICLE II

TERMS OF THE NOTES

SECTION 2.1 Title. The Senior Notes shall constitute a series of Notes having the title “[    ]% Senior Notes due 20[    ]” and shall be in the form attached as Exhibit A.

SECTION 2.2 Aggregate Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under this [            ] Supplemental Indenture shall be unlimited; provided that the Obligor complies with the provisions of this [            ] Supplemental Indenture.

SECTION 2.3 Maturity. The entire outstanding principal amount of the Senior Notes shall be payable on [            ], 20[    ].

SECTION 2.4 Interest. The Senior Notes shall accrue interest at a rate of [    ]% per year. Interest shall accrue on the Senior Notes from the most recent Interest Payment Date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the Issue Date of the Senior Notes), payable semiannually in arrears on [            ] and [            ] of each year, beginning on [            ], 20[    ]. The Record Dates for payment of interest shall be [            ] and [            ] of each year, beginning [            ], 20[    ]. The Record Dates for payment of interest shall be [            ] and [                    ] of each year, beginning [            ], 20[    ].

SECTION 2.5 Place of Payment. The place where the principal of (and premium, if any) and interest, if any, with respect to the Senior Notes shall be payable shall be the Corporate Trust Office.

[If applicable, insert this section:

SECTION 2.6 Optional Redemption.]

[If applicable, insert this section:

SECTION 2.7 Change of Control Repurchase.]

SECTION 2.8 Issue Date. The Issue Date of the Senior Notes is [            ], 20[    ].

SECTION 2.9 Issue Price. The issue price of the Senior Notes is [    ]% of the aggregate principal amount of the Senior Notes.

SECTION 2.10 Definitive and Global Notes. The Senior Notes are issuable in whole or in part in the form of Definitive Notes or as one or more Global Notes and the Depositary for such Global Notes shall be DTC.

SECTION 2.11 Denomination. The Senior Notes shall be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

[If applicable, insert this section:

SECTION 2.12 Defeasance and Discharge of Covenants upon Deposit of Moneys, U.S. Government Obligations.]

[If applicable, insert this section:

SECTION 2.13 Events of Default.]

[If applicable, insert this section:

SECTION 2.14 [Limitation on Liens.]

[SIGNATURE PAGE FOLLOWS]

2

BROADRIDGE FINANCIAL SOLUTIONS, INC.,

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

3

EXHIBIT A

Form of Senior Note

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 001		$[ ]

[ ]% Senior Note due 20[ ]

CUSIP No. [ ]
ISIN No. [ ]

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on [                    ], 20[    ].

Interest Payment Dates: [                    ] and [                    ].

Record Dates: [                    ] and [                    ].

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BROADRIDGE FINANCIAL SOLUTIONS, INC.,

By:
Name:
Title:

Dated: [ ], 20[ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee, certifies that this is one of the
  Senior Notes referred to in the [            ]
  Supplemental Indenture.

By:
Authorized Signatory

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[            ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

[            ]% Senior Notes due 20[    ]

1.             Interest

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Obligor”), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Obligor shall pay interest semiannually on [            ] and [            ] of each year. Interest on this Senior Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [            ], 20[    ] until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment

The Obligor shall pay interest on this Senior Note (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date. Holders must surrender this Senior Note to a Paying Agent to collect principal payments. Payments in respect of this Senior Note represented by a Global Note (including principal, premium, if any, and interest) shall be made in immediately available funds to DTC or its nominees, as the case may be, as the Holder of such Global Note. The Obligor will make all payments in respect of any certificated Senior Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Obligor, payment of interest may be made by mailing a check to the registered address of each Holder thereof or, upon request of a Holder of at least $1,000,000 aggregate principal amount of Senior Notes, by wire transfer to an account located in the United States by the payee.

3.             Paying Agent and Registrar

Initially, U.S. Bank National Association, a United States banking association (the “Trustee”), will act as Paying Agent and Registrar. The Obligor may act as Paying Agent.

4.             Indenture

The Obligor issued this Senior Note under an Indenture dated as of May 29, 2007 (the “Base Indenture”), between the Obligor and the Trustee, as supplemented by the [            ] Supplemental Indenture, dated as of [            ], 20[    ] (the “[            ] Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The terms of this Senior Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. In the event of a conflict between any provision of this Senior Note and the Indenture, the Indenture shall govern such provision.

This Senior Note is a senior unsecured obligation of the Obligor of which an unlimited aggregate principal amount may be at any one time Outstanding. The Indenture imposes certain limitations on the ability of the Obligor and its Significant Subsidiaries to, among other things, create or incur Liens and enter into certain Sale-Leaseback Transactions. The Indenture also imposes limitations on the ability of the Obligor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.             [Insert, if applicable: Optional Redemption]

6.             [Insert, if applicable: Sinking Fund

This Senior Note is not subject to any sinking fund.]

7.             [Insert, if applicable: Notice of Redemption

If the Obligor elects to redeem this Senior Note, it shall furnish the Trustee, at least 45 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date and (2) the CUSIP and/or ISIN numbers of this Senior Note.

Notice of redemption to the Holders of this Senior Note at the option of the Obligor shall be given by first-class mail, postage prepaid, mailed not fewer than 30 nor more than 60 days prior to the Redemption Date to each such Holder at such Holder’s last address appearing in the Senior Note Register.]

8.                                      [Insert, if applicable: Repurchase of this Senior Note at the Option of Holders upon Change of Control Repurchase Event]

9.             Denominations; Transfer; Exchange

Senior Notes may be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange this Senior Note in accordance with the Indenture. Upon any transfer or exchange, the Obligor and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Obligor need not register the transfer of or exchange this Senior Note if selected for redemption (except, in the event it will be redeemed in part, the portion not to be redeemed) or to transfer or exchange this Senior Note for a period of 15 days prior to a selection of Senior Notes to be redeemed.

10.          Persons Deemed Owners

With certain exceptions, the registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11.          Unclaimed Money

If money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Obligor at its request. After any such payment, Holders entitled to the money must look to the Obligor for payment as unsecured general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.          Discharge and Defeasance

Subject to certain conditions, the Obligor at any time may terminate some of or all its obligations under this Senior Note and the Indenture if the Obligor deposits with the Trustee U.S. dollars or non-callable U.S. Government Obligations for the payment of principal of, premium, if any, and interest on, this Senior Note to redemption or maturity, as the case may be.

13.          Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended under certain circumstances with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes and (ii) certain defaults may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders of any Senior Notes, the Obligor and the Trustee may amend the Indenture: (i) to evidence the succession of another Person to the Obligor and the assumption by any such successor of the covenants of the Obligor under the Indenture and the Senior Notes; (ii) to add to the covenants of the Obligor for the benefit of Holders of the Senior Notes or to surrender any right or power conferred upon the Obligor; (iii) to add any additional events of default for the benefit of Holders of the Senior Notes; (iv) to add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of Senior Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Senior Notes in uncertificated form; (v) to secure the Senior Notes; (vi) to add or appoint a successor or separate Trustee; (vii) to cure any ambiguity, defect or inconsistency; (viii) to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of Senior Notes, provided that the interests of the holders of the Senior Notes are not adversely affected in any material respect; (ix) to make any other change that would not adversely affect the Holders of the Senior Notes; (x) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the Indenture or any supplemental Indenture under the TIA; and (xi) to conform the Indenture to the section entitled “Description of Notes” in the prospectus supplement dated [            ], 20[    ] relating to the Senior Notes.

14.          Defaults and Remedies

If any Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) with respect to this Senior Note occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal of all Outstanding Senior Notes, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders) specifying the Event of Default. If an Event of Default relating to a merger or certain events of bankruptcy, insolvency or reorganization of the Company occurs, then the principal amount of all the Senior Notes then Outstanding and interest accrued thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Senior Notes, to the full extent permitted by applicable law.

Under certain circumstances, the Holders of a majority in principal amount of the Outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

No Holder of this Senior Note may institute any action, unless and until: (i) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders has or have offered the Trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes.

15.          Trustee Dealings with the Obligor

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with the Obligor with the same rights it would have if it were not Trustee.

16.          Authentication

This Senior Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Note.

17.          Governing Law

THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO RULES GOVERNING THE CONFLICTS OF LAW.

18.          CUSIP and ISIN Numbers

The Obligor has caused CUSIP and ISIN numbers to be printed on this Senior Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Obligor will furnish to any Holder of this Senior Note upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Senior Note.